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                                                                 Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of October 29, 1999, among CROSS COUNTRY STAFFING, INC., a Delaware corporation (the "COMPANY") and the Investors (as defined below).

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Investors hold shares of the Class A Common Stock, $.01 par value ("COMMON STOCK"), of the Company;

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                  1. DEFINITIONS. The following shall have (unless otherwise provided elsewhere in this Registration Rights Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "AGREEMENT" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "COMMON STOCK" has the meaning given to it in the recitals hereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "CHARTERHOUSE INVESTORS" means Charterhouse Equity Partners III L.P. and Chef Nominees Limited.

                  "INSPECTORS" has the meaning given to it in SECTION 4(J).

                  "INVESTORS" means the Charterhouse Investors and the MSDW Investors.

                  "MAXIMUM OFFERING SIZE" has the meaning given to it in SECTION 2(d).

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, TravCorps Corporation and the other parties listed therein.

                  "MSDW INVESTORS" means Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.

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                  "NASD" means the National Association of Securities Dealers,
Inc., or any successor corporation thereto.

                  "RECORDS" has the meaning set forth in SECTION 4(j).

                  "REGISTERING SECURITY HOLDER" has the meaning given to it in
SECTION 3.

                  "REGISTRABLE SECURITIES" means, collectively, (i) the shares of Common Stock owned by the Investors on the date hereof; (ii) any shares of Common Stock hereafter acquired by any Investor; and (iii) any shares of Common Stock hereafter distributed to any Investor by the Company as a stock dividend or otherwise; PROVIDED, HOWEVER, that any such securities shall cease to be Registrable Securities when (a) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement; (b) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities law then in force; or (c) such securities shall cease to be outstanding.

                "REGISTRATION EXPENSES" has the meaning set forth in SECTION 5.

                "REGISTRATION REQUEST" has the meaning given to it in SECTION 2.

                "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  2. REQUIRED REGISTRATION. (a) Upon receipt of a written request (a "REGISTRATION REQUEST") from either the Charterhouse Investors or the MSDW Investors requesting that the Company effect the registration of Registrable Securities under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; PROVIDED, HOWEVER, that, subject to the provisions of the immediately following sentence, the Company shall not be required to effect more than two registration statements of Registrable Securities on Form S-1 or Form S-2 for each of the Charterhouse Investors and the MSDW Investors pursuant to this SECTION 2 (it being understood that the Company shall be obligated to file an unlimited number of registration statements on Form S-3 (or any successor form) pursuant to any REGISTRATION Request). In order to count as an "effected" registration statement, such registration statement shall not have been withdrawn and all shares registered pursuant to it (excluding any over allotment shares) shall have been sold. The Company shall have the right to defer the filing of

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any registration statement requested pursuant to this SECTION 2 for a period not to exceed ninety (90) days if in the good faith determination of the Board of Directors of the Company (written notice of which shall be provided promptly to the Investors making the Registration Request) the filing of such registration statement would be seriously detrimental to the Company because the Company is engaged in any financing, acquisition or material transaction that would be adversely affected by such filing. If the Company shall so defer the filing of the registration statement, the Investors making the Registration Request may, by providing written notice to the Company within 30 days after their receipt of the notice of the Board of Directors' determination, withdraw the Registration Request. The right of the Company to defer a Registration Request may not be exercised by the Company more than once in any 12 month period.

                  (b) REVOCATION OF REQUEST. The Investors making a Registration Request may, by providing written notice to the Company at any time prior to the effective date of the registration statement relating to such registration, revoke such Registration Request, without liability to any other holders of Registrable Securities, PROVIDED that if, as a result thereof such registration is abandoned, all Registration Expenses and all other fees and expenses reasonably incurred by other holders of Registrable Securities who were to include Registrable Securities in such registration shall be borne by such Investors.

                  (c) UNDERWRITERS. The managing underwriter or underwriters of any public offering effected pursuant to this Section 2 shall be reasonably acceptable to the MSDW Investors, the Charterhouse Investors and the Company. Any affiliate of the MSDW Investors or the Charterhouse Investors may be selected to serve, on an arm's-length basis, as underwriter for an underwritten offering effected pursuant to this Section 2.

                  (d) PRIORITY IN REQUESTED REGISTRATION. If the managing underwriter of a registration pursuant to this Section 2 shall advise the Company in writing that, in its view, the number or proposed mix of securities requested to be included in such registration (including securities which the Company requests to be included ) exceeds the largest number of securities which can be sold without having a material adverse effect on such offering (the "MAXIMUM OFFERING SIZE"), including the price at which such securities can be sold, the Company will include in such registration:

                           (i) FIRST, the Registrable Securities requested to be included in such registration pursuant to Section 2 or Section 3 hereof by any Investor holding such Registrable Securities, allocated (if necessary) PRO RATA among such Investors on the basis of the relative number of Registrable Securities each such Holder has requested to be included in such registration;

                           (ii) SECOND, securities of the Company to be sold for the account of the Company; and

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                           (iii)    THIRD, securities of the Company to be sold
                                    for the account of other persons, with such priorities among them as the Company shall determine.

                  3. INCIDENTAL REGISTRATION.

                  (a) If the Company at any time proposes to file on its behalf and/or on behalf (including pursuant to Section 2) of any of its security holders (the "REGISTERING SECURITY HOLDERS") a Registration Statement under the Securities Act on any form (other than a REGISTRATION Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to any class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to all holders of Registrable Securities at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such holders may request.

                  (b) Each holder of any such Registrable Securities desiring to have Registrable Securities registered under this SECTION 3 shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares.

                  (c) PRIORITY IN INCIDENTAL REGISTRATIONS. If the managing underwriter of a registration pursuant to this Section 3 shall advise the Company in writing that, in its view, the number or mix of securities (including all Registrable Securities) which the Company, the Investors and any other persons intend to include in such registration exceeds the Maximum Offering
Size:

                           (i) If such registration was initiated by a Registration Request pursuant to Section 2 hereof, then the Company will include in such registration, in the priority listed below, securities up to the Maximum Offering
                                    Size:

                                    (A)     FIRST, the Registrable Securities
                                            requested to be included in such
                                            registration pursuant to Section 2
                                            or Section 3 hereof by any Investor
                                            holding such Registrable Securities,
                                            allocated (if necessary) PRO RATA
                                            among such Investors on the basis of
                                            the relative number of Registrable
                                            Securities each such Holder has
                                            requested to be included in such
                                            registration;

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                                    (B)     SECOND, securities of the Company to
                                            be sold for the account of the
                                            Company; and

                                    (C)     THIRD, securities of the Company to
                                            be sold for the account of other
                                            persons, with such priorities among
                                            them as the Company shall determine;

                           (ii) If such registration was initiated by the Company (and not by the request of any Investor or other shareholder), then the Company will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

                                    (A)     FIRST, securities of the Company to
                                            be sold for the account of the
                                            Company;

                                    (B)     SECOND, the Registrable Securities
                                            requested to be included in such
                                            registration pursuant to Section 2
                                            or Section 3 hereof by any Investor
                                            holding such Registrable Securities,
                                            allocated (if necessary) PRO RATA
                                            among such Investors on the basis of
                                            the relative number of Registrable
                                            Securities each such Holder has
                                            requested to be included in such
                                            registration; and

                                    (C)     THIRD, securities of the Company to
                                            be sold for the account of other
                                            persons, with such priorities among
                                            them as the Company shall determine.

                                    or

                           (iii) If such registration was initiated by a person other than the Company or any Investor pursuant to Section 2 or 3 hereof, then the Company will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

                                    (A)     FIRST, the securities requested to
                                            be registered by such initiating
                                            person and the Registrable
                                            Securities requested to be included
                                            in such registration pursuant to
                                            Section 3 hereof, allocated (if
                                            necessary) PRO RATA among all of
                                            such shareholders on the basis of
                                            the relative number of securities of
                                            the Company each such shareholder
                                            has requested to be included in such
                                            registration;

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                                    (B)     SECOND, securities of the Company to
                                            be sold for the account of the
                                            Company; and

                                    (C)     THIRD, securities of the Company to
                                            be sold for the account of other
                                            persons, with such priorities among
                                            them as the Company shall determine.

                  4. REGISTRATION PROCEDURES. If the Company is required by the provisions of SECTION 2 OR 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                           (a) prepare and file with the Commission a
Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days; PROVIDED that the Company will, at least 5 business days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each holder of Registrable Securities covered by such registration statement copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such holder (and its attorneys) during such 5-business-day period and the Company will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such holder to which such holder shall reasonably object in writing;

                           (b) prepare and file with the Commission such
amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                           (c) furnish to such selling security holders such
number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                           (d) use its best efforts to register or qualify the
securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and

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do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdictions of the securities covered by such Registration Statement;

                           (e) furnish, in connection with any registration of
Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the holders of Registrable Securities included in such Registration Statement, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the holder(s) of Registrable Securities being registered and, if such accountants refuse to deliver such letter to such holder(s), then to the Company in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such holder(s) shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters regarding the registration in respect of which such opinion is being given as such holder(s) of Registrable Securities may reasonably request consistent with opinions customarily provided in similar transactions. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than 5 business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such holders of the Registrable Securities being so registered may reasonably request consistent with comfort letters customarily provided in similar transactions;

                           (f) enter into customary agreements (including an
underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                           (g) otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

                           (h) after the filing of the registration statement,
promptly notify each holder of Registrable Securities covered thereby of the effectiveness of the registration statement and of any stop order issued or threatened by the Securities and Exchange Commission (or any successor commission or agency having similar powers) and promptly notify each such holder of the lifting or withdrawal of any such order;

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                           (i) immediately notify each holder of Registrable
Securities covered by the registration statement at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (j) make available for inspection by any holder of
Registrable Securities covered by the registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors and cause the senior management of the Company and its subsidiaries to participate in any "road show" presentations to investors, in each case in connection with such registration statement. Each such holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each such holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential; and

                           (k) use its reasonable best efforts to list all
Registrable Securities covered by such registration on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

                  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any holder of Registrable Securities that (i) such holder shall furnish to the Company such information regarding the securities held by such holder and in the case of a Registration Request the intended method of disposition thereof as the Company shall reasonably request and as shall be required under the Securities Act in connection with the action taken by the Company and (ii) that such holder shall deliver and perform under such underwriting and selling share holder agreements as may be reasonably requested by the underwriters.

                  5. EXPENSES. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD and listing the Registrable Securities on a securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees and expenses of any special experts retained by the Company in connection with such registration, customary fees and expenses for independent certified

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public accountants retained by the Company (including the fees and expenses relating to the delivery of any comfort letter or any special audits incident to or required by any such registration), expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to SECTION 4(d) (including the fees and expenses of local counsel), and the fees and expenses of one counsel for the selling holders as a group (which counsel, in the case of any registration pursuant to Section 2, shall be selected by the Investors selling securities constituting a majority of all securities to be included in such registration) (collectively, "REGISTRATION EXPENSES") shall be paid promptly by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter (including the fees and expenses of underwriter's counsel) in respect of the securities sold by any Investor holding Registrable Securities.

                  6. INDEMNIFICATION AND CONTRIBUTION.

                           (a) In the event of any registration of any
Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                           (b) In the event of any registration of any
Registrable Securities under the Securities Act pursuant to this Agreement, each selling holder of Registrable Securities severally and not jointly shall indemnify and hold harmless the Company, its directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each

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other Person, if any, who controls the Company or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, where such statement is in conformity with written information provided by such holder of Registrable Securities expressly for use therein, and shall reimburse the Company or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by the Company or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such holder of Registrable Securities shall not be liable for any amounts in excess of the net proceeds received by such holder for the sale of its shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                           (c) If the indemnification provided for in this
SECTION 6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation. Each holder's obligation to contribute pursuant to this
Section 6 is several in the proportion that the proceeds of the offering received by such holder bear to the total proceeds of the offering received by all such holders and not joint.

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                  7. MARKET STAND-OFF AGREEMENT. (a) If requested by an
underwriter of securities of the Company, each holder of Registrable Securities shall not sell or otherwise transfer or dispose of any securities held by such holder during the ninety (90) day period following the effective date of a registration statement, PROVIDED that each such holder has received written notice of such registration at least 5 business days prior to the anticipated beginning of the ninety (90) day period referred to above.

                           (b) If requested by an underwriter of securities of
the Company, the Company shall not issue or otherwise sell, transfer or dispose of any securities of the Company during the one hundred eighty (180) day period following the effective date of a registration statement.

                  8. MISCELLANEOUS.

                           (a) REMEDIES. Each Investor, in addition to being
entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                           (b) AMENDMENTS AND WAIVERS. Except as otherwise
provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has approved the same in writing and obtained the written consent of each of the Investors.

                           (c) NOTICES. All notices and other communications
hereunder shall be validly given or made if in writing, (i) when delivered personally (by courier service or other wise); (ii) when sent by telecopy; or
(iii) when actually received if mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties pursuant to this
Section:

                        (i) If to Charterhouse Equity Partners III, L.P. or Chef Nominees Limited

                        c/o Charterhouse Group International, Inc.
                        535 Madison Avenue
                        New York, NY 10022-4299
                        Attention:  Mr. Thomas C. Dircks
                        Fax: (212) 750-9704

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                        with a copy to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, NY 10036
                        Attention:  Stephen W. Rubin, Esq.
                        Fax: (212) 969-2900




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                        (ii)    If to the MSDW Investors:

                        c/o Morgan Stanley Dean Witter Capital Partners 1221 Avenue of the Americas
                        New York, New York 10020
                        Attention: Karen H. Bechtel, Managing Director
                        Fax: (212) 762-8282

                        with a copy to:

                        Davis Polk & Wardwell
                        450 Lexington Avenue
                        New York, New York 10017
                        Attention: Carole Schiffman
                        Fax: (212) 450-4800

                        (iii)   If to the Company, to:

                        Cross Country Staffing, Inc.
                        6551 Park of Commerce Boulevard N.W.
                        Suite 200
                        Boca Raton, Florida 33487
                        Attention:  Chief Executive Officer

                           (d) SUCCESSORS AND ASSIGNS. This Agreement shall
inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, PROVIDED that any Investor may assign any of its rights hereunder, without the consent of any party, to a transferee of not less than 80% of the Common Stock owned by such Investor immediately after the Effective Time (as defined in the Merger Agreement).

                           (e) THIRD PARTY BENEFICIARIES. No provision of this
Agreement is intended to confer upon any person other than the parties hereto any rights or remedies here under.

                           (f) NO INCONSISTENT AGREEMENTS. The Company will not
hereafter enter into any agreement with respect to its securities which is inconsistent with or grant rights superior to the rights granted to the holders of Registrable Securities in this Agreement.

                           (g) HEADINGS. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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

                           (h) GOVERNING LAW. This Agreement shall be governed
by and construed in accordance with the internal laws of the State of New York (without regard to its conflicts of law rules).

                           (i)  SEVERABILITY. Wherever possible, each provision
of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                           (j) ENTIRE AGREEMENT. This Agreement, together with
the Purchase Agreement and the Stockholders Agreement dated as of the date hereof, contains the entire understanding of the parties with respect to the subject matter contained herein and therein, and supersede all prior arrangements or understandings with respect thereto.

                           (k) EFFECTIVE DATE. This Agreement has been executed
and delivered as of the date first above written, to automatically and without further action of the parties become effective upon the consummation by the Company of an initial registered public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than on Form S-4 or Form S-8 or any similar form); PROVIDED, that if the Merger Agreement is terminated, then this Agreement shall automatically and without further action of the parties terminate and be of no force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                         CROSS COUNTRY STAFFING, INC.


                         By: /s/ THOMAS C. DIRCKS
                             ---------------------------------------------------
                                 Thomas C. Dircks
                                 Chairman


                         CHARTERHOUSE EQUITY PARTNERS III, L.P.

                         By:    CHUSA Equity Investors III, L.P.,
                                general partner

                                By:        Charterhouse Equity III, Inc.,
                                           general partner

                                By: /s/ THOMAS C. DIRCKS
                                    --------------------------------------------
                                        Thomas C. Dircks
                                        Managing Director
                               Address: 535 Madison Avenue
                                        New York, NY 10022

                             Telephone: (212) 584-3229
                              Telecopy: (212) 750-9704


                         CHEF NOMINEES LIMITED

                         By: Charterhouse Group International, Inc., Attorney-in-Fact


                         By: /s/ THOMAS C. DIRCKS
                             ---------------------------------------------------
                                           Thomas C. Dircks
                                           Managing Director
                                Address:   535 Madison Avenue
                                           New York, NY 10022
                                Telephone: (212) 584-3229
                                Telecopy:  (212) 750-9704


                         MORGAN STANLEY DEAN WITTER
                           CAPITAL PARTNERS IV, L.P.

                         By:    MSDW Capital Partners IV, LLC,
                                as general partner

                         By:    MSDW CAPITAL PARTNERS IV, INC.,
                                as member


                         By: /s/ KAREN H. BECHTEL
                             ---------------------------------------------------
                                Name:
                                Title:
                                Address:   1221 Avenue of the Americas
                                           33rd Floor
                                           New York, New York 10020
                                Telephone: (212) 762-6000

                                Telecopy:  (212) 762-7986

                         MSDW IV 892 INVESTORS, L.P.

                         By:    MSDW Capital Partners IV, LLC,
                                as general partner

                         By:    MSDW CAPITAL PARTNERS IV, INC.,
                                as member


                         By: /s/ KAREN H. BECHTEL
                             ---------------------------------------------------
                                Name:
                                Title:
                                Address:   1221 Avenue of the Americas
                                           33rd Floor
                                           New York, New York  10020
                                Telephone: (212) 762-6000
                                Telecopy:  (212) 762-7986


                         MORGAN STANLEY DEAN WITTER
                           CAPITAL INVESTORS IV, L.P.

                         By:    MSDW Capital Partners IV, LLC,
                                as general partner

                         By:    MSDW CAPITAL PARTNERS IV, INC.,
                                as member


                         By: /s/ KAREN H. BECHTEL
                             ---------------------------------------------------
                                Name:
                                Title:
                                Address:   1221 Avenue of the Americas
                                           33rd Floor
                                           New York, New York  10020
                                Telephone: (212) 762-6000
                                Telecopy:  (212) 762-7986

                         MORGAN STANLEY VENTURE
                            PARTNERS III, L.P.

                         By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                         By: Morgan Stanley Venture Capital III, Inc., its Institutional Managing Member


                         By: /s/ FAZLE HUSAIN
                             ---------------------------------------------------
                                Name:
                                Title:
                                Address:   1221 Avenue of the Americas
                                           33rd Floor
                                           New York, New York  10020
                                Telephone: (212) 762-6000
                                Telecopy:  (212) 762-8424


                         MORGAN STANLEY VENTURE
                            INVESTORS III, L.P.

                         By: Morgan Stanley Venture Investors III, L.L.C., its General Partner

                         By: Morgan Stanley Venture Capital III, Inc., its Institutional Managing Member


                         By: /s/ FAZLE HUSAIN
                             ---------------------------------------------------
                                Name:
                                Title:
                                Address:   1221 Avenue of the Americas
                                           33rd Floor
                                           New York, New York  10020
                                Telephone: (212) 762-6000
                                Telecopy:  (212) 762-8424

                         THE MORGAN STANLEY VENTURE PARTNERS
                           ENTREPRENEUR FUND, L.P.

                         By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                         By: Morgan Stanley Venture Capital III, Inc., its Institutional Managing Member


                         By: /s/ FAZLE HUSAIN
                             ---------------------------------------------------
                                Name:
                                Title:
                                Address:   1221 Avenue of the Americas
                                           33rd Floor
                                           New York, New York  10020
                                Telephone: (212) 762-6000
                                Telecopy:  (212) 762-8424



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